Exhibit 99.1

Xtant Medical Reports First Quarter 2025 Financial Results

Revenue Increases 18% Year-over-Year

Delivers Positive Net Income and $1.3 Million in Operating Cash Flow

Increases 2025 Revenue Guidance to $127 Million to $131 Million

BELGRADE, Mont., May 12, 2025 — Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal, orthopedic, and wound care disorders, today reported financial and operating results for the first quarter ended March 31, 2025.

First Quarter 2025 Financial Highlights

●	Revenue of $32.9 million, up 18%, compared to the prior year quarter

●	Gross margin of 61.5% compared to 62.1% for the prior year quarter

●	Net income of $58,000 compared to a net loss of $4.4 million in the prior year quarter

●	Adjusted EBITDA of $3.0 million compared to an adjusted EBITDA loss of $1.0 million in the prior year quarter

●	Cash from operations of $1.3 million compared to cash used in operations of $5.8 million in the prior year quarter

Recent Business Highlights

●	Launched Trivium™, a premium, next-generation demineralized bone matrix (DBM) allograft designed to elevate the standard of care in bone grafting procedures

●	Announced completion of a secondary private sale of existing shares by OrbiMed Advisors LLC (“OrbiMed”) to several existing and new stockholders, led by Nantahala Capital Management LLC (“Nantahala”)

●	Terminated investor rights agreement with OrbiMed providing for greater flexibility of corporate governance

●	Elevated Mark Schallenberger to the role of Chief Operating Officer

Sean Browne, President and CEO of Xtant Medical, stated, “Our strong first quarter results reflect continued execution of our strategic initiatives. We grew revenue 18% year-over-year, driven by our growth in biologics and revenue under a recently signed license agreement, and achieved positive net income, clear indicators of our momentum. Furthermore, we delivered positive cash from operations of $1.3 million supporting our expected growth without the need for additional external capital.”

Browne continued, “Subsequent to the end of the quarter, we successfully launched Trivium™, a next-generation DBM allograft that exemplifies our commitment to advancing the standard of care in orthobiologics. Early feedback from surgeons and distribution partners has been highly encouraging, with initial demand reflecting strong interest in the product’s handling characteristics and clinical potential. We believe Trivium™ will play a key role in driving future growth as we continue to expand our higher-margin orthobiologics portfolio.”

First Quarter 2025 Financial Results

Revenue grew 18% to $32.9 million, compared to $27.9 million for the same quarter in 2024. The increase is due primarily to additional orthobiologics sales and licensing revenue.

Gross margin for the first quarter of 2025 was 61.5%, compared to 62.1% for the same period in 2024. The decrease is primarily attributable to charges for excess and obsolete inventory and inventory disposal, which were partially offset by lower product costs and greater scale.

Operating expenses for the first quarter of 2025 totaled $19.2 million, compared to $20.8 million for the first quarter of 2024. The reduction in operating expenses is primarily attributable to reduced compensation and commission expenses, which were partially offset by an increase in professional fees related to sales and marketing.

Net income totaled $58,000, or $0.00 per share, compared to a net loss of $4.4 million, or $(0.03) per share, in the first quarter of 2024.

Non-GAAP adjusted EBITDA for the first quarter of 2025 totaled $3.0 million, compared to an adjusted EBITDA loss of $1.0 million for the same period in 2024. Beginning in the fourth quarter of 2024, phasing of the bargain purchase gain on sell through of inventory acquired as part of the purchase of Surgalign Holdings’ hardware and biologics business is no longer included in acquisition-related fair value adjustments in the non-GAAP adjusted EBITDA calculation and prior period calculations as presented herein have been recast to conform to the current presentation and calculation.

The Company defines adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income tax/benefit, and as further adjusted to add back in or exclude, as applicable, separation related expenses, legal settlements, non-cash compensation, acquisition-related expense, acquisition-related fair value adjustments and unrealized foreign currency translation gain or loss. A calculation and reconciliation of adjusted EBITDA to net income (loss) can be found in the attached financial tables.

As of March 31, 2025, the Company had $5.4 million of cash and cash equivalents compared to $6.2 million as of December 31, 2024.

2025 Financial Guidance

Xtant Medical increased revenue guidance for the full year 2025 to $127 million to $131 million, representing growth of 8% to 12%, up from up prior guidance of $126 million to $130 million.

Conference Call

Xtant Medical will host a webcast and conference call to discuss first quarter 2025 financial results at 4:30 pm ET on Monday, May 12, 2025.

To access the webcast, visit the following webcast link: https://www.webcaster4.com/Webcast/Page/3039/52428

To access the conference call, dial 888-506-0062 within the U.S. or 973-528-0011 outside the U.S. Passcode: 828748 Conference Call Name: Xtant Medical Q1 2025 Financial Results.

A replay of the call will be available on the Investor section of the Company’s website at www.xtantmedical.com.

About Xtant Medical Holdings, Inc.

Xtant Medical’s mission of honoring the gift of donation so that patients can live as full and complete a life as possible, is the driving force behind the company. Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “guidance,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s full year 2025 revenue guidance, its expected growth without the need for additional external capital. and the statement that it believes Trivium™ will play a key role in driving future growth as the Company continues to expand its higher-margin orthobiologics portfolio. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; its ability to increase or maintain revenue; the Company’s ability to become operationally self-sustaining and less reliant on third-party manufacturers and suppliers; risks associated with its acquisitions and the integration of those businesses; anticipated continued shortages of stem cells which may adversely affect future revenues; its ability to implement successfully future growth initiatives and risks associated therewith; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory; the ability to remain competitive; the ability to innovate, develop and introduce new products and the success of those products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of labor and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the effect of tariffs, inflation, increased interest rates, and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product recalls, defects and liability claims and other litigation to which the Company may be subject; the ability to license certain of the Company’s intellectual property on commercially reasonable terms and to maintain any such licenses; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; risks associated with the Company’s clinical trials; international risks; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to maintain sufficient liquidity to fund its operations and obtain financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (SEC) on March 6, 2025. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Brett Maas

Managing Partner, Hayden IR

brett@haydenir.com

(646) 536-7331

— Tables Follow –

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except number of shares and par value)

	As of March 31, 2025	As of December 31, 2024

ASSETS
Current Assets:
Cash and cash-equivalents	$5,032	$6,199
Restricted cash	403	22
Trade accounts receivable, net of allowance for credit losses of $1,705 and $1,437, respectively	23,476	20,660
Inventories	38,812	38,634
Prepaid and other current assets	1,421	1,601
Total current assets	69,144	67,116

Property and equipment, net	10,726	10,131
Right of use asset, net	736	829
Goodwill	7,302	7,302
Intangible assets, net	7,924	8,356
Other assets	1	103
Total Assets	$95,833	$93,837

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,121	$7,918
Accrued liabilities	10,492	7,771
Current portion of lease liability	646	703
Current portion of finance lease obiligations	61	69
Line of credit	11,261	12,120
Total current liabilities	29,581	28,581
Long-term Liabilities:
Lease liability, net	121	166
Financing lease obligations, net	39	47
Long-term debt, plus premium and less issuance costs	22,167	22,038
Deferred tax liability	48	42
Total Liabilities	51,956	50,874

Stockholders’ Equity
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 300,000,000 shares authorized; 139,082,174 shares issued and outstanding as of March 31, 2025 and 139,045,664 shares issued and outstanding as of December 31, 2024	-	-
Additional paid-in capital	303,487	302,738
Accumulated other comprehensive income	(209)	(316)
Accumulated deficit	(259,401)	(259,459)
Total Stockholders’ Equity	43,877	42,963
Total Liabilities & Stockholders’ Equity	$95,833	$93,837

XTANT MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except number of shares and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue
Product revenue	$29,284	$27,873
License revenue	3,620	-
Total Revenue	32,904	27,873

Cost of Sales	12,661	10,571
Gross Profit	20,243	17,302

Gross Profit %	61.5%	62.1%

Operating Expenses
General and administrative	7,533	7,785
Sales and marketing	11,204	12,460
Research and development	443	527
Total Operating Expenses	19,180	20,772

Loss from Operations	1,063	(3,470)

Other (Expense) Income
Interest expense	(1,045)	(835)
Unrealized foreign currency translation gain	24	(39)
Other (Expense) Income	(9)	12
Total Other (Expense) Income	(1,030)	(862)
Net Income (Loss) from Operations Before Provision for Income Taxes	33	(4,332)

Benefit (Provision) for Income Taxes
Current and Deferred	25	(68)
Net Income (Loss)	$58	$(4,400)

Net Income (Loss) Per Share:
Basic	$0.00	$(0.03)
Dilutive	$0.00	$(0.03)

Shares used in the computation:
Basic	139,068,831	130,201,251
Dilutive	143,335,114	130,201,251

XTANT MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities:
Net income (loss)	$58	$(4,400)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,074	1,005
Gain on sale of fixed assets	(37)	(82)
Non-cash interest	163	95
Stock-based compensation	758	910
Provision for reserve on accounts receivable	243	88
Provision for excess and obsolete inventory	541	259
Other	(3)	3

Changes in operating assets and liabilities:
Trade accounts receivable	(3,114)	(879)
Inventories	(535)	(2,195)
Prepaid and other assets	280	(376)
Accounts payable	(890)	492
Accrued liabilities	2,740	(675)
Net cash provided by (used in) operating activities	1,278	(5,755)

Investing activities:
Purchases of property and equipment	(1,191)	(773)
Proceeds from sale of fixed assets	48	99
Net cash used in investing activities	(1,143)	(674)

Financing activities:
Payments on financing leases	(17)	(16)
Borrowings on line of credit	25,158	30,445
Repayments on line of credit	(26,017)	(24,797)
Debt issuance costs	(34)	(436)
Payment of taxes from withholding of common stock on settlement of restricted stock units	(9)	(17)
Net cash (used in) provided by financing activities	(919)	5,179

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2)	(49)

Net change in cash and cash equivalents and restricted cash	(786)	(1,299)
Cash and cash equivalents and restricted cash at beginning of year	6,221	5,923
Cash and cash equivalents and restricted cash at end of year	$5,435	$4,624

Reconciliation of cash and cash equivalents and restricted cash reported in the consolidated balance sheets
Cash and cash equivalents	5,032	4,547
Restricted cash	403	77
Total cash and restricted cash reported in the consolidated balance sheets	$5,435	$4,624

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended March 31,
	2025	2024

Net Income (Loss)	$58	$(4,400)

Depreciation and amortization	1,074	1,005
Interest expense	1,045	835
Tax (benefit) expense	(25)	68
Non-GAAP EBITDA	2,152	(2,492)

Non-GAAP EBITDA/Total revenue	6.5%	-8.9%

NON-GAAP ADJUSTED EBITDA CALCULATION
Separation related expenses	40	-
Non-cash compensation	758	910
Acquisition-related expense	-	338
Acquisition-related fair value adjustments (1)	111	255
Unrealized foreign currency translation (gain) loss	(24)	39
Non-GAAP Adjusted EBITDA	$3,037	$(950)

Non-GAAP Adjusted EBITDA/Total revenue	10.4%	-3.4%

(1) Beginning in the fourth quarter of 2024, phasing of the bargain purchase gain on sell through of inventory acquired as part of the purchase of Surgalign Holdings’ hardware and biologics business is no longer included in acquisition-related fair value adjustments in the non-GAAP adjusted EBITDA calculation and prior period calculations as presented herein have been recast to conform to the current presentation and calculation. The related effect on adjusted EBITDA was a reduction of $1.0 million for the first quarter of 2024 to arrive at recast amounts.